SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                36-3145972
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(State of Incorporation or Organization)    (IRS Employer Identification no.)

   1585 Broadway, New York, New York                     10036
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(Address of Principal Executive Offices)               (Zip Code)

If this Form relates to the               If this Form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [X]              check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-117752

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
----------------------------------------  --------------------------------------
 Global Medium-Term Notes,                   THE AMERICAN STOCK EXCHANGE LLC
 Series F, Strategic Total
 Return Securities due
 December 17, 2009

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.    Description of Registrant's Securities to be Registered

                  The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, Strategic Total Return Securities due December 17, 2009 (Exchangeable for a Cash Amount Based on the CBOE S&P 500 BuyWrite Index)" (the "Securities"). A description of the Securities is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-117752) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated November 10, 2004 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Securities contained in the pricing supplement dated November 22, 2004 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Securities and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.     Exhibits

         The following documents are filed as exhibits hereto:

         4.1 Proposed form of Global Note evidencing the Securities.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    MORGAN STANLEY
                                    (Registrant)



Date:  November 22, 2004            By: /s/ Martin M. Cohen
                                        -------------------------------------
                                        Name:   Martin M. Cohen
                                        Title:  Assistant Secretary and Counsel

                                INDEX TO EXHIBITS

Exhibit No.                                                             Page No.

4.1         Proposed form of Global Note evidencing the Securities.       A-1